Exhibit 10.18

ONKURE, INC.

2023 RSU EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business. The Plan permits the grant of Restricted Stock Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Shares, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended from time to time.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a

Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control; whether a transaction is a private financing will be determined by the Administrator in its sole discretion. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person or Persons acquire (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in Section 2(g)(iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further, and notwithstanding the foregoing, a transaction will not constitute a Change in Control if: (i) its primary purpose is to change the jurisdiction of the Company’s incorporation, (ii) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or (iii) it is a Go Public Transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or formal guidance of general or direct applicability promulgated under such section or regulation (and any comparable provision of any future legislation, regulation or formal guidance of general or direct applicability amending, supplementing or superseding such section or regulation).

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j) “Common Stock” means the Class A Common Stock (as defined in the Certificate of Incorporation) of the Company (or any class of common stock of the Company or a successor or Parent to the Company into which the Class A Common Stock of the Company converts).

(k) “Company” means OnKure, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Code Section 22(e)(3).

(o) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange” means any of the Nasdaq Stock Market, the New York Stock Exchange or another national securities exchange (as defined under then-applicable United States federal securities laws and regulations) or marketplace approved by the Board or an internationally-recognized stock/securities exchange approved by the Board.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise or purchase prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the purchase price of an outstanding Award (or of the Shares issuable thereunder) is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for a Share on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Go Public Transaction” means any of (i) an IPO/Listing Event, (ii) a SPAC Transaction or (iii) a transaction or series of related transactions by merger, consolidation, share exchange or otherwise of the Company with a publicly traded entity or wholly-owned subsidiary of such entity in which the common stock or share capital of such publicly traded entity or its successor entity is listed on an Exchange immediately following the consummation of such transaction or series of related transactions and the primary purpose of which transaction was as a direct or indirect go-public transaction for the Company (e.g., a reverse merger). The Administrator will determine in its sole discretion whether a transaction or series of related transactions constitutes a Go Public Transaction.

(u) “IPO/Listing Event” means the first sale or resale of shares of the Company’s common stock (or other common equity securities of the Company) to the general public upon the closing of an underwritten public offering or the initial listing of the Company’s common stock (or other equity securities of the Company) on an Exchange, in each case (i) pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (or an equivalent regulatory body in the applicable jurisdiction in the case of an internationally-recognized stock/securities exchange approved by the Board) and (ii) immediately after which such securities are registered on an Exchange.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(w) “Participant” means the holder of an outstanding Award.

(x) “Plan” means this 2023 RSU Equity Incentive Plan.

(y) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 6. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(z) “Section 409A” means Code Section 409A and the Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

(aa) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(bb) “Service Provider” means an Employee, Director or Consultant.

(cc) “Share” means a share of the Series C Preferred Stock (as defined in the Certificate of Incorporation) of the Company or, on and after the conversion of Series C Preferred Stock into Common Stock, a share of the Common Stock, in either case, as adjusted in accordance with Section 10 of the Plan.

(dd) “SPAC Transaction” means a transaction or series of related transactions by merger, consolidation, share exchange or otherwise of the Company with a publicly traded “special purpose acquisition company” or its subsidiary (collectively, a “SPAC”) in which the common stock or share capital of the SPAC or its successor entity is listed on an Exchange immediately following the consummation of such transaction or series of related transactions. The Administrator will determine in its sole discretion whether a transaction or series of related transactions constitutes a SPAC Transaction.

(ee) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 2,000,000 Shares. The Shares may be authorized but unissued, or reacquired Shares.

(b) Lapsed Awards. If an Award expires, is surrendered pursuant to an Exchange Program, or, is forfeited to or repurchased by the Company due to the failure to vest, the forfeited or repurchased Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the purchase price of an Award or to satisfy the tax withholdings related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the purchase price if any, the time or times when Shares subject to Awards may be purchased (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 15(c) of the Plan);

(x) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 11;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Restricted Stock Units may be granted to Service Providers.

6. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

7. Compliance With Section 409A. The Plan and any Awards are intended to designed and operated in a manner that is exempt from the application of, or complies with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except to the extent the Administrator, in its sole discretion, expressly determines otherwise. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding the preceding, in no event will the Company or any Parent or Subsidiary have any liability or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of or in connection with Section 409A.

8. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

9. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act.

10. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend (other than an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award. Further, the Administrator will make such adjustments to an Award as required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent Shares issuable under an Award have a purchase price and such purchase price has not previously been paid, such Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the purchase of Shares under such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the purchase of Shares under such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 10(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), all restrictions on Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

For the purposes of this Section 10(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent or another class of stock or the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent, or another class of stock or the successor corporation or its Parent, in either case, equal in fair market value to the per share consideration received by holders of Shares in the merger or Change in Control.

Notwithstanding anything in this Section 10(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 10(c) to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

11. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or purchase thereunder), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or purchase of Shares thereunder).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the

Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (vi) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

12. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

13. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

14. Term of Plan. Subject to Section 18 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 15, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant under an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the vesting of an Award or purchase of Shares under an Award unless the vesting of such Award or purchase of Shares under such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the purchase of Shares under an Award, the Company may require the person purchasing Shares under such Award to represent and warrant at the time of any such purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

18. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

19. Information to Participants. If and as required (i) pursuant to Rule 701 of the Securities Act, if the Company is relying on the exemption from registration provided pursuant to Rule 701 of the Securities Act with respect to the applicable Award, and/or (ii) pursuant to Rule 12h-1(f) of the Exchange Act, to the extent the Company is relying on the Rule 12h-1(f) Exemption, then during the period of reliance on the applicable exemption and in each case of (i) and (ii) until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than one hundred eighty (180) days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this Section 19 confidential. If a Participant does not agree to keep the information to be provided pursuant to this Section 19 confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act (if the Company is relying on the Rule 12h-1(f) Exemption) or Rule 701 of the Securities Act (if the Company is relying on the exemption pursuant to Rule 701 of the Securities Act).

20. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as a Service Provider for cause or any specified action or inaction by a Participant, whether before or after such Participant’s cessation of Service Provider status, that would constitute cause for termination of such Participant’s status as a Service Provider. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 20 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Parent or Subsidiary of the Company.

ONKURE, INC.

2023 RSU EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the OnKure, Inc. (the “Company”) 2023 RSU Equity Incentive Plan (as amended from time to time, the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement, including Part I of this Award Agreement entitled “Notice of Grant of Restricted Stock Units,” Part II of this Award Agreement entitled “Agreement,” the Representation Statement attached hereto as Exhibit A and any other appendices attached to such documents (all of which are made a part of this document and, together, this “Award Agreement”).

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Name (“Participant”):           [Name]

Participant has been granted an Award of Restricted Stock Units (the “Award”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Date:	[Date]

Vesting Commencement Date:	April 1, 2023

Number of Restricted Stock Units Granted:	[Number]

“Event Deadline Date”:	[10-Year Anniversary of the Grant Date]

Vesting Requirements:	Subject to the terms of the Plan and Section 4 of Part II of this Award Agreement, the Restricted Stock Units subject to this Award will vest, if at all, only upon satisfying both (i) the “Service-Based Requirement” set forth below, and (ii) the “Liquidity Event Plus Service Requirement” set forth below.

“Service-Based Requirement”:

The Service-Based Requirement will be satisfied as to 1/16th of the Restricted Stock Units on each Company Quarterly Date following the Vesting Commencement Date, in each case subject to Participant remaining a Service Provider through the applicable date.

“Company Quarterly Date” means, in any year, the 20th day of each of March, June, September, and December.

“Liquidity Event Plus Service Requirement”:

The Liquidity Event Plus Service Requirement will be satisfied on the date that both of the following have been satisfied: (i) the completion of a Liquidity Event, and (ii) Participant remaining a Service Provider through: (x) if the Liquidity Event is a Go Public Transaction, the 181st day following the date of completion of the Go Public Transaction, or (y) if the Liquidity Event is a Change in Control, the date of the Change in Control.

For purposes of clarity, if no Liquidity Event has occurred on or prior to the Event Deadline Date, then, regardless of the extent to which the Service-Based Requirement is satisfied, the then-unvested Restricted Stock Units will terminate immediately and be forfeited at no cost to the Company.

Certain Definitions Relating to Vesting:

“Liquidity Event” means the first to occur on or after the Grant Date, but no later than the Event Deadline Date, of the completion of either (i) a Go Public Transaction, or (ii) Change in Control.

The “Vesting Date” with respect to a particular Restricted Stock Unit will be the first date upon which both the Service-Based Requirement and the Liquidity Event Plus Service Requirement have been satisfied with respect to that particular Restricted Stock Unit. For purposes of clarity, there may be multiple Vesting Dates. As an example, and for illustration purposes only, if the Liquidity Event occurs at a time when only 1/16th of the Restricted Stock Units have satisfied the Service-Based Requirement, the then-outstanding Restricted Stock Units subject to this Award that have satisfied the Service-Based Requirement as of the date the Liquidity Event Plus Service Requirement is satisfied will “cliff” vest, and the vesting of the remaining then-outstanding Restricted Stock Units will be subject to Participant remaining a Service Provider in accordance with the schedule set forth in the Service-Based Requirement (and in all cases subject to the other terms and conditions of this Award Agreement).

Subject to the acceleration of vesting provisions of Section 4 of Part II of this Award Agreement, the vesting of Restricted Stock Units is conditioned on the satisfaction of both the Service-Based Requirement and the Liquidity Event Plus Service Requirement. Participant will have no right with respect to unvested Restricted Stock Units to the extent a Liquidity Event does not occur on or before the Event Deadline Date (regardless of the extent to which the Service-Based Requirement is satisfied).

Subject to Section 4 of Part II of this Award Agreement, in the event Participant ceases to be a Service Provider for any or no reason before the Restricted Stock Units vest in accordance with their terms, the Restricted Stock Units (regardless of whether or not, or the extent to which, the Service-Based Requirement had been satisfied as to such Restricted Stock Units) shall automatically terminate and be cancelled upon the date Participant ceases to be a Service Provider for no consideration and at no cost to the Company.

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. Participant further agrees to provide a valid email address if Participant no longer has a Company email address.

PARTICIPANT:	ONKURE, INC.

Signature	By

Print Name	Title

ONKURE, INC.

2023 RSU EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

AGREEMENT

(a) Grant of Restricted Stock Units. The Company hereby grants to Participant named in the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) in Part I of this Award Agreement an Award, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. The purpose of this Award is to encourage retention and to engage Participant in making a Liquidity Event a reality. In addition, tying the vesting of Restricted Stock Units to a Liquidity Event aligns the interests of Participant with those of the Company’s stockholders. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan will prevail, except to the extent specifically provided in this Award Agreement or as the Administrator may determine is appropriate to give effect to the intent of this Award Agreement. Notwithstanding anything in the Plan or this Award Agreement to the contrary, no amendment to the Plan, other than amendments to increase the Shares reserved for issuance under the Plan, will be deemed to apply to this Restricted Stock Unit Award unless the Administrator specifically determines otherwise (and, in such case, subject to Section 15(c) of the Plan, as and to the extent noted above).

(b) Company’s Obligations. Each Restricted Stock Unit represents the right to receive a Share on the date it vests (such Shares issued in settlement of Restricted Stock Units, “Restricted Stock Unit Shares”). Unless and until a Restricted Stock Unit will have vested in the manner set forth in Section 4, Participant will have no right to payment with respect to such Restricted Stock Unit. Prior to the actual settlement of a vested Restricted Stock Unit in Shares based on the terms of this Award Agreement, each Restricted Stock Unit will represent an unsecured obligation of the Company to issue a Share only from the general assets of the Company (if at all). In all cases, including in the event of Participant’s death, Shares may be acquired pursuant to this Award only as set forth in, and on the terms and subject to the conditions of, this Award Agreement.

(c) Participant’s Representations. In the event the Shares have not been registered under the Securities Act at the time of the settlement of the applicable Restricted Stock Units or at such other time as designated by the Company, if requested or required by the Company, it will be a condition and term of this Award that Participant deliver to the Company his or her Representation Statement in the form attached hereto as Exhibit A, subject to any updates or modifications to such form prepared by the Company from time to time as the Company may deem necessary or advisable in light of changes to laws or regulations or otherwise. If Participant does not deliver the Representation Statement, if one is requested or required, at the time that the applicable Restricted Stock Units otherwise would be settled (and prior to any deadline specified by the Company) and, in all cases, by the applicable Settlement Deadline Date (as defined in Section 6), then immediately after the earlier of the deadline specified by the Company or the applicable Settlement Deadline Date, such Restricted Stock Units will be cancelled and forfeited to the Company for no consideration and in such event, no such Restricted Stock Unit Shares will be issued with respect to this Award and any rights thereto will immediately be forfeited for no consideration.

(d) Vesting Requirements; Effect of Ceasing to be a Service Provider.

(i) Generally. Except as otherwise provided in the Plan, Section 4(b) and Section 6, and subject to Section 7, the Restricted Stock Units awarded by this Award Agreement will vest only in accordance with the vesting requirements set forth in the Notice of Grant. Participant will receive a benefit with respect to a Restricted Stock Unit only if both the Service-Based Requirement and the Liquidity Event Plus Service Requirement are satisfied (and for clarity, in the case of the Liquidity Event Plus Service Requirement, a Go Public Transaction or Change in Control is completed on or before the Event Deadline Date). Participant’s Restricted Stock Units will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied.

(ii) Termination of Service Provider Status.

(1) Subject to Section 4(b)(ii), below, if Participant’s status as a Service Provider terminates for any reason, all Restricted Stock Units which have not vested prior to such date (regardless of whether or not, or the extent to which, the Service-Based Requirement had been satisfied as to such Restricted Stock Units) will automatically terminate and be cancelled on Participant’s termination date.

(2) Termination upon Participant’s Voluntary Termination or for Cause. Notwithstanding the vesting schedule set forth in the Notice of Grant and anything to the contrary in the Plan, if during the period beginning on the date three (3) months prior to, through (and inclusive of) the date twelve (12) months following, a Change in Control, Participant’s status as a Service Provider is terminated either (i) by the Company or a successor corporation without Cause (as defined below) and excluding by reason of Participant’s death or Disability, or (ii) by Participant for Good Reason (as defined below), one hundred percent (100%) of the then unvested and outstanding Restricted Stock Units shall vest. Thereafter, the award of Restricted Stock Units will continue to be subject to the terms and conditions of the Plan and this Award Agreement.

For purposes of this Award Agreement, “Cause” means, any one or more of the following: (i) Participant’s gross negligence or willful misconduct; (ii) Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or of any crime that causes or is reasonably likely to cause significant harm, including (but not limited to) significant reputational, economic or operational harm, to the Company or any or successor or Parent or Subsidiary of the Company or its successor (“Harm”); (iii) an act of dishonesty made by Participant in connection with Participant’s responsibilities as a Service Provider that causes or is reasonably likely to cause Harm, or an act of fraud, embezzlement or misappropriation with respect to the Company or employing successor or employing Parent or Subsidiary of the Company or its successor, (iv) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Company or employing successor or employing Parent or Subsidiary of the Company or its successor, which use or disclosure causes or is reasonably likely to cause Harm; (v) Participant’s willful breach of any obligations under any material written agreement or covenant with the Company or any or successor or Parent or Subsidiary of the Company or its successor; (vi) a material failure or material violation by Participant to comply with any of the Company’s or an employing successor or employing Parent or Subsidiary of the Company or its successor’s material written policies or rules that have been provided to Participant; (vii) Participant’s continued failure to perform Participant’s employment duties (other than due to Disability) after Participant has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Participant have not substantially performed Participant’s duties and after Participant has failed to cure such non-performance to the Company’s reasonable satisfaction within ten (10) business days after receiving such notice; provided, however, that in any given twelve (12) month period, Participant will have no more than one (1) opportunity to cure a failure to perform under this clause (vii); or (viii) Participant’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Participant’s cooperation.

For purposes of this Award Agreement, “Good Reason” means the termination of Participant’s status as a Service Provider by Participant in accordance with the next sentence after the occurrence of one or more of the following events without Participant’s express written consent: (i) a material reduction of Participant’s base salary, unless such reduction is part of a generalized salary reduction affecting similarly situated employees (provided that a reduction of ten percent (10)% or less in any one calendar year will not be deemed material); (ii) a material reduction of Participant’s authority, duties or responsibilities as an employee relative to such authority, duties or responsibilities in effect immediately prior to such reduction (provided that Participant’s authority, duties and responsibilities will not be deemed to be materially reduced if Participant has reasonably comparable authority, duties and responsibilities as an employee with respect to the Company’s business following a Change in Control, regardless of any change in title or whether Participant subsequently provide services to a Subsidiary, affiliate, business unit, division or otherwise); or (iii) a material change in the principal geographic location at which Participant must perform services for the Company (provided that Participant’s relocation to a facility or a location that would not increase Participant’s one-way commute distance by more than thirty-five (35) miles from Participant’s then-principal residence will not be considered a material change in geographic location).

In order for the termination of Participant’s status as a Service Provider to be for Good Reason, Participant must not terminate status as a Service Provider without first providing written notice to the Company of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a cure period of thirty (30) days following the date of written notice (the “Cure Period”), the grounds must not have been cured during that time, and Participant must terminate status as a Service Provider within thirty (30) days following the Cure Period.

(iii) Expiration of Restricted Stock Units. If a Liquidity Event does not occur on or before the Event Deadline Date set forth in the Notice of Grant, all then-unvested Restricted Stock Units (regardless of whether or not, or the extent to which, the Service-Based Requirement had been satisfied as to such Restricted Stock Units) will automatically terminate and be cancelled upon such date. For the avoidance of doubt, the occurrence of the Event Deadline Date on or after a Vesting Date shall have no impact on the settlement of Restricted Stock Units that vest pursuant to such Vesting Date.

(iv) Upon a termination of one or more Restricted Stock Units pursuant to this Section 4, Participant will have no further right with respect to such Restricted Stock Units or the Shares previously allocated thereto.

(e) Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities of the Company) or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities of the Company) held by Participant (other than those included in the registration) for a period specified by the representatives of the underwriters of Common Stock (or other securities of the Company) not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto or any equivalent NASD or FINRA provisions or any successor provisions or amendments thereto) (such period, the “Lock-Up Period”).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of the Common Stock (or other securities of the Company) in connection with Go Public Transaction, Participant shall provide, within ten (10) days of such request, such information as may be requested by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares (or other securities of the Company) subject to the foregoing restriction until the end of the Lock-Up Period. Participant agrees that any transferee of the shares acquired pursuant to the Award shall be bound by this Section 5.

(f) Vesting and Settlement.

(i) General Rule. Subject to Section 9, Restricted Stock Units that vest will be settled in whole Shares. Subject to the provisions of Section 6(b) and notwithstanding anything in the Plan to the contrary, each vested Restricted Stock Unit that has met all requirements for settlement under this Award Agreement will be settled in whole Shares no later than the applicable Settlement Deadline Date. “Settlement Deadline Date” with respect to a particular vested Restricted Stock Unit means March 15 of the calendar year following the calendar year in which the Vesting Date of such particular Restricted Stock Unit occurs (or, if earlier, March 15 of the calendar year following the calendar year in which occurs the first date on which the applicable Restricted Stock Unit is no longer subject to a substantial risk of forfeiture for purposes of Section 409A (as defined in the Plan)). No Restricted Stock Unit will be settled after the Settlement Deadline Date applicable to it. If any Restricted Stock Unit has not met all the requirements for settlement under this Award Agreement in a manner that would allow it to be settled by the applicable Settlement Deadline Date, such Restricted Stock Unit will be forfeited as of immediately following the applicable Settlement Deadline Date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year or date of settlement of any Restricted Stock Units under this Award Agreement. For the avoidance of doubt, there may be multiple Settlement Deadline Dates, each corresponding to a particular Restricted Stock Unit.

(ii) Acceleration; Amendment.

(1) Discretionary Acceleration or Amendment. The Administrator may, pursuant to its authority under, and in accordance with, Section 4(b)(v), Section 4(b)(ix) and Section 6(c) of the Plan, in its discretion, unilaterally (x) accelerate, in whole or in part, the vesting of the Restricted Stock Units, (y) waive or decrease some or all of the requirements required for vesting of unvested Restricted Stock Units at any time, or (z) waive or decrease some or all of the requirements for settlement of Restricted Stock Units at any time, in each case, subject to the terms of the Plan but without the need for Participant consent in any instance, and subject to Section 27 of this Award Agreement; provided, however, that no such acceleration, waiver or decrease will occur or be effective unless such modification would result in this Restricted Stock Unit Award remaining exempt or excepted from the requirements of Section 409A pursuant to the “short-term deferral” exception or another exception or exemption under Section 409A, or otherwise complying with Section 409A, in each case such that none of this Award Agreement, the Restricted Stock Units provided under this Award Agreement, or Shares issuable hereunder will be subject to the additional tax imposed under Section 409A. If so modified, the Vesting Date with respect to the applicable Restricted Stock Units will be deemed for all purposes of this Award Agreement to be the date specified by the Administrator, and any Shares issuable upon settlement of the Award pursuant to such acceleration also will be Restricted Stock Unit Shares for the purposes of this Award Agreement. The settlement of Restricted Stock Unit Shares vesting pursuant to this Section 6(b) will in all cases be no later than the Settlement Deadline Date and at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(2) The Company’s intent is that this Restricted Stock Unit Award be exempt or excepted from the requirements of Section 409A. However, in an abundance of caution, the Company is including in this subsection, certain Section 409A rules that only apply if the Restricted Stock Units are not exempt or excepted, and then only in certain circumstances. Specifically, Section 409A contains rules that must apply to the Restricted Stock Units if (a) they are not exempt or excepted from Section 409A, (b) the Company has any stock that is publicly traded on an established securities market or otherwise at the time Participant’s service terminates, (c) Participant receives acceleration of vesting of the Restricted Stock Units in connection with a termination of service, and (d) at the time of such termination, Participant is considered a “specified employee” under the Section 409A rules. Should these rules ever become applicable to Participant’s Restricted Stock Units, then notwithstanding anything in the Plan, this Award

Agreement or any other agreement (whether entered into before, on or after the Date of Grant) to the contrary, if the vesting of Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the settlement of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if such settlement is on or within the six (6) month period following Participant’s termination as a Service Provider, then the settlement of such accelerated Restricted Stock Units will not occur until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Unit Shares will be settled and issued to Participant’s Legal Representative as soon as practicable following his or her death (subject to Section 8).

(iii) Section 409A. It is the intent of this Award Agreement that it and all issuances and benefits to U.S. taxpayers hereunder be exempt or excepted from the requirements of Section 409A pursuant to the “short-term deferral” exception under Section 409A, or otherwise be exempted or excepted from, or comply with, Section 409A, so that none of this Award Agreement, the Restricted Stock Units provided under this Award Agreement, or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or excepted, or to so comply. Each issuance upon settlement of the Award under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). In no event will the Company or any Service Recipient (as defined below) have any liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes that may be imposed on, or other costs incurred by, Participant as a result of Section 409A.

(g) Forfeiture. Upon the forfeiture events or times specified in Section 4, Restricted Stock Units awarded by this Award Agreement will be forfeited at no cost to the Company and Participant will have no further rights to the Restricted Stock Units or Restricted Stock Unit Shares hereunder.

(h) Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

(i) Tax Withholding.

(i) Tax Consequences. Participant is solely responsible for reviewing with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this Award and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant has been informed that the tax consequences of the benefits provided under this Award Agreement are not warrantied or guaranteed and Participant understands that Participant (and not the Company or any Service Recipient) will be responsible for Participant’s own tax liability that may arise as a result of this Award or the transactions contemplated by this Award Agreement.

(ii) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which Participant is or was providing services, the “Service Recipient”), Participant agrees that the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units and any Restricted Stock Unit Shares, including, without limitation, (a) all U.S. federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligation) and non-U.S. taxes and social insurance liability obligations that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (b) Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the Restricted Stock Units or sale of Restricted Stock Unit Shares, and (c) any other Company (or Service Recipient) taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or vesting thereof or issuance of Restricted Stock Unit Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Restricted Stock Unit Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result.

(iii) Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient will withhold the amount the Company determines must or will be withheld for the payment of Tax Obligations (the “Withholding Obligations”) which, to the extent permitted under the Plan, may, in the discretion of the Company, be in excess of the minimum statutory required amount to be withheld, upon each date with respect to which the Administrator determines Withholding Obligations are due, including but not limited to, at grant, vesting, settlement or any other date with respect to which Withholding Obligations arise. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (a) paying cash, (b) having the Company withhold otherwise deliverable Restricted Stock Unit Shares having a fair market value equal to the amount of such Withholding Obligations (a “Net Share Withholding”), (c) withholding the amount of such Withholding Obligations from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (d) delivering to the Company already vested and owned Shares having a fair market value equal to such Withholding Obligations, (e) selling a sufficient number of such Shares otherwise deliverable to

Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Withholding Obligations (a “Sell-to-Cover”), (f) requiring Participant to make appropriate arrangements with the Company or other Service Recipient for the satisfaction of all Withholding Obligations, or (g) any combination of the foregoing. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Withholding Obligations by reducing the number of Restricted Stock Unit Shares otherwise deliverable to Participant. The Company will not withhold on a fractional Share basis to satisfy any portion of the Withholding Obligations and the Company has no obligation to refund to Participant the value of the portion of a Share, if any, withheld in excess of the Withholding Obligations. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Service Recipient (and/or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Withholding Obligations or other Tax Obligations required to be accounted for hereunder at the time of the applicable taxable event, Participant will permanently forfeit Participant’s Restricted Stock Units to which the applicable Withholding Obligation or other Tax Obligation relates and any right to receive such Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may permanently refuse to deliver the Restricted Stock Unit Shares if such Withholding Obligations are not delivered at the time they are due. If a Sell to Cover is the method by which Withholding Obligations are satisfied, Participant agrees that as part of the Sell to Cover, additional Shares may be sold to satisfy any associated broker or other fees. Only whole Shares will be sold pursuant to a Sell to Cover. Any proceeds from the sale of Shares pursuant to a Sell to Cover that are in excess of the Withholding Obligations and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time. Until and unless determined otherwise by the Administrator, (x) with respect to Restricted Stock Units settled either prior to the date the Shares are listed on an Exchange or while any Lock-Up Period is applicable to such Restricted Stock Units, “Net Share Withholding” will be the method by which Withholding Obligations are satisfied and (y) with respect to all other Restricted Stock Units, “Sell-to-Cover” will be the method by which such Withholding Obligations are satisfied.

(j) Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable or potentially deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

(k) No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING REQUIREMENTS HEREOF WILL OCCUR ONLY BY THE SATISFACTION OF THE VESTING REQUIREMENTS SET FORTH IN THIS AWARD AGREEMENT, AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK

UNIT AWARD OR RECEIVING RESTRICTED STOCK UNIT SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING REQUIREMENTS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

(l) Award is Not Transferable. Except to the limited extent provided in Section 8, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

(m) Company’s Right of First Refusal. Subject to Section 12, any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 17 (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(iii) Purchase Price. The purchase price (“Right of First Refusal Price”) for the Shares purchased by the Company or its assignee(s) under this Section 17 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iv) Payment. Payment of the Right of First Refusal Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 17, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 17 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 17 notwithstanding, the transfer of any or all of the Shares during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s immediate family or a trust for the benefit of Participant’s Immediate Family shall be exempt from the provisions of this Section 17. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Award Agreement, including but not limited to this Section 17, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 17.

(vii) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

(n) Restrictive Legends and Stop-Transfer Orders.

(i) Legends. Participant understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Restricted Stock Unit Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL AS SET FORTH IN THE RESTRICTED STOCK UNIT AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING A “GO PUBLIC TRANSACTION” (AS DEFINED IN THE COMPANY’S 2023 RSU EQUITY INCENTIVE PLAN AND AS SUCH RESTRICTIONS ARE SET FORTH IN THE RESTRICTED STOCK UNIT AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES) AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE UNDERWRITER .

(ii) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(iii) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares will have been so transferred.

(o) Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at OnKure, Inc., 6706 Winchester Circle, Suite 400, Boulder, CO 80301, or at such other address or through such other method as the Company may hereafter designate in writing.

(p) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(q) No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(r) Insider Trading Restrictions/Market Abuse Laws. In addition to all other restrictions set forth in the Plan or this Award Agreement, Participant is hereby notified that Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by Applicable Laws). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges and agrees that it is his or her responsibility to comply with any applicable restrictions and Participant is advised to speak to his or her personal advisor on this matter.

(s) Successors and Assigns. The Company may assign any of its rights and/or obligations under this Award Agreement to single or multiple assignees, and this Award Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement will be binding upon Participant and his or her Legal Representative, heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

(t) Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-United States Laws (as defined below), the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her beneficiaries or estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. If any such listing, registration, qualification, rule compliance, clearance, consent or approval has not been completed by the applicable Settlement Deadline Date with respect to a Restricted Stock Unit in a manner that would allow it to be settled by the applicable Settlement Deadline Date, such Restricted Stock Unit will be forfeited as of immediately following the Settlement Deadline Date. Subject to the terms of this Award Agreement and the Plan, the Company will not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of a Restricted Stock Unit as the Administrator may establish from time to time for reasons of administrative convenience and any such certificate may be in book entry form.

(u) Interpretation. The Administrator has the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not the conditions for Restricted Stock Unit vesting and any other conditions for settlement of the Award have been satisfied). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

Any laws, regulations, rules, ordinances, codes, rules, rulings, administrative orders or other legal requirements (“Laws”) referenced in or applicable to this Award Agreement means such Laws as from time to time amended, modified or supplemented, including by succession of comparable successor Laws. In the case of any Laws referenced in or applicable to this Award Agreement, the Administrator will be authorized and empowered to determine in its good faith discretion the application of any change in Laws (including new Laws, amendments, repeals, successor Laws, court or administrative orders interpreting or relating to Laws, or otherwise) and to give effect thereto as if such Laws had been in effect on the date of this Award Agreement; provided, however, that no such action, decision or determination will occur or be effective unless it would result in this Restricted Stock Unit Award remaining exempt or excepted from the requirements of Section 409A pursuant to the “short-term deferral” exception or another exception or exemption under Section 409A, or otherwise complying with Section 409A, in each case such that none of this Award Agreement, the Restricted Stock Units provided under this Award Agreement, or Shares issuable hereunder will be subject to the additional tax imposed under Section 409A as a result of such action, decision or determination.

(v) Modifications to this Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award or any Shares issued hereunder in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only by approval of the Administrator that is memorialized in an express written instrument executed by a duly authorized signatory of the Company. Except as provided in this paragraph, no amendment to this Award Agreement may materially impair the rights of Participant unless mutually agreed between Participant and the Administrator, which agreement must be in writing signed by Participant and a duly authorized signatory of the Company. Notwithstanding anything in the Plan or this Award Agreement to the contrary, but subject to the immediately following sentence, the Administrator may, without the consent of Participant, modify this Award Agreement in any of the following manners (provided, however, that no such modification or deferral of issuance upon settlement of the Award will occur or be effective unless such modification would result in this Restricted Stock Unit Award remaining exempt or excepted from the requirements of Section 409A pursuant to the “short-term deferral” exception or another exception or exemption under Section 409A, or otherwise complying with Section 409A, in each case such that none of this Award Agreement, the Restricted Stock Units provided under this Award Agreement, or Shares issuable hereunder will be subject to the additional tax imposed under Section 409A): (a) take any action permitted by Section 6(b) of this Award Agreement, including to waive or decrease, in whole or in part, some or all of the requirements required for vesting of all or a portion of the unvested Restricted Stock Units; or (b) waive or decrease some or all of the requirements for settlement of Restricted Stock Units. Notwithstanding the foregoing or anything in the Plan or this Award Agreement to the contrary, the Company reserves the right, in its sole discretion and without the consent of Participant, to take such reasonable actions and make any amendments to the Plan and/or this Award Agreement as it deems necessary, advisable or desirable to maintain an exemption or exception from or comply with Section 409A, or to otherwise avoid imposition of any additional tax or income recognition under Section 409A.

(w) Governing Law; Severability. This Award Agreement and the Restricted Stock Units are governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court or arbitrator of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement will continue in full force and effect without said provisions.

(x) Binding Terms. The terms, conditions, obligations, and requirements of this Award Agreement will apply as a condition of receiving and holding the Award without the need for any manual or other execution of this Award Agreement by Participant or the Company. Notwithstanding the foregoing, however, as a condition to holding the Award and/or the vesting or settlement of the Award, upon the Company’s request at any time, the Company may require Participant to manually or electronically sign this Award Agreement, if Participant has not already done so.

(y) Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the Restricted Stock Units awarded hereunder and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except as permitted by this Award Agreement (including, without limitation, Sections 6 and 27) or by means of a writing signed by the Company and Participant.

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

COMPANY	:	OnKure, Inc.

SECURITY	:	SERIES C PREFERRED STOCK

AMOUNT	:

DATE	:

In connection with the receipt of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the award of restricted stock units to Participant covering the Securities, the settlement of such award shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the award of restricted stock units covering the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date